Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated January 25, 2010, relating to the financial statements of Teucrium Trading, LLC and Teucrium Commodity Trust, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, LLP
Rothstein, Kass & Company, LLP

Walnut Creek, California
January 27, 2010